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                                                                  EXHIBIT 4.5

                               REGISTRATION RIGHTS


         The Company covenants and agrees as follows:

         1. Definitions. For purposes of this Section 1:

                  (a) the term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) the term "Registrable Securities" means those shares of the Company's Series B Common Stock purchased from the Company in connection with the offer and sale of Series B Common Stock of the Company pursuant to the terms of that certain Confidential Private Placement Memorandum dated December, 1995 (the "Offering") (including shares received from the Company with respect to or in replacement of such shares by reason of splits, dividends and recapitalizations, shares received as a result of the conversion of securities convertible into shares of Series B Common Stock provided such convertible securities were issued prior to the completion of the Offering and shares received upon exercise of the Company's Series B Warrants issued in connection with the completion of the Offering) but excluding (i) any shares not sold in compliance with the Shareholders Rights Agreement and (ii) any shares which are not "restricted securities" pursuant to Rule 144 or other comparable provision under the Act ("Rule 144");

                  (c) the number of shares of "Registrable Securities then outstanding" will be determined by the number of shares of Series B Common Stock outstanding which are, and the number of shares of Series B Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                  (d) the term "Holder" means any person who has paid to the Company a minimum of One Million Dollars ($1,000,000) in connection with its purchase of Series B Common Stock of the Company (or securities of the Company which are exercisable or convertible for shares of Series B Common Stock) and who owns or has the right to acquire Registrable Securities or any assignee thereof in accordance with Section 12; and

                  (e) "Market Value" for any security on any given date means
(i) the average closing price for the prior ten (10) trading days for such security on the principal stock exchange on which such security is traded or
(ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on the NASDAQ if such

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security is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties, except that, at the request of the Holders of Series B Common Stock, the fair price shall be determined by an investment banking firm reasonably acceptable to the Company, whose fees will be paid by the Holders of Series B Common Stock unless the Market Price so determined exceeds 110% of that set by the Board (in which case the fees shall be paid by the Company).

         2. Request for Registration.

                  (a) If the Company receives at any time after the earlier of
(i) January 1, 1998, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company in which the aggregate price paid by the public is at least $20,000,000 (other than a registration statement relating either to the sale of securities to employees, directors or consultants of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from a Holder(s) that the Company file a registration statement under the Act covering the registration of such Holder's or Holders' Registrable Securities then outstanding, then the Company will, within ten days of the receipt thereof, give written notice of such request to all Holders and will, subject to the limitations set forth below and of subsection 2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within sixty
(60) days of the receipt of such request, a registration statement under the Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company. Notwithstanding the foregoing, the Company's obligation to effect the requested registration shall be conditioned upon the anticipated aggregate offering price of the Registrable Securities exceeding $20,000,000.

                  (b) If the Holders initiating the registration request pursuant to this Agreement ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this
Section 2 and the Company will include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by the Company with prior consultation with the initiating Holders and will be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in subsection 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders will so advise all Holders of Registrable Securities

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which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting will be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) The Company is obligated to effect only two such registrations pursuant to this Section 2.

                  (d) Notwithstanding the foregoing, if the Company furnishes to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders.

                  (e) The Company shall have no obligation to any Holder under this Section 2 with respect to whom the Company has obtained an opinion of counsel, in a form reasonably satisfactory to such Holder, to the effect that the Registrable Securities involved may be immediately sold to the public without registration thereof, whether pursuant to Rule 144 or otherwise; or (ii) if within ten (10) days of the time that the registration is requested under these registration rights provisions, the Company offers to purchase the Registrable Securities to be included at Market Value less anticipated brokerage commissions.

         3. Request for S-3 Registration.

                  (a) If the Company receives at any time after one (1) year after the effective date of the first registration statement for the Company's IPO, a written request from a Holder(s) that the Company file a registration statement under the act covering the registration of such Holder's or Holders' Registrable Securities then outstanding, then the Company will, within ten days of the receipt thereof, give written notice of such request to all Holders and will, subject to the limitations set forth below and of subsection 3(b), effect as soon as practicable, and in any event shall use its best efforts to effect within sixty (60) days of the receipt of such request, a registration statement on Form S-3 under the Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company. Notwithstanding the foregoing, the Company's obligation to effect the requested registration shall be conditioned upon (i) the anticipated aggregate offering price of the Registrable Securities exceeding $2,000,000 and
(ii) the Company's meeting the then-current eligibility requirements for the use of Form S-3.

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                  (b) If the Holders initiating the registration request
pursuant to this Agreement ("Initiating S-3 Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this
Section 3 and the Company will include such information in the written notice referred to in subsection 3(a). The underwriter will be selected by the Company with prior consultation with the Initiating S-3 Holders and will be reasonably acceptable to a majority in interest of the Initiating S-3 Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating S-3 Holders and such Holder) to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in subsection 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating S-3 Holders will so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting will be allocated among all Holders thereof, including the Initiating S-3 Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however that the number of shares of Registrable Securities to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, the Company is obligated to effect only one such registration pursuant to this Section 3 during each twelve month period after the first anniversary of the Company's IPO; provided, however, that the Company shall be deemed to fulfill such obligation only when such registration has become effective and, provided further, that the Company will pay all registration expense in connection with any registration initiated at the request of a Holder to the extent provided below in Section 7.

                  (d) Notwithstanding the foregoing, if the Company furnishes to Holders requesting a registration statement pursuant to this Section 3 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating S-3 Holders.

                  (e) The Company shall have no obligation to any Holder under this Section 3 with respect to whom the Company has obtained an opinion of counsel, in a form reasonably satisfactory to such Holder, to the effect that the Registrable Securities included may be

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immediately sold to the public without registration thereof, whether pursuant to
Rule 144 or otherwise; or (ii) if within ten (10) days of the time that the registration is requested under these registration rights provisions, the Company offers to purchase the Registrable Securities to be included at Market Value less anticipated brokerage commissions; provided, that such purchase is an all cash purchase and is consummated within forty-five (45) days of the Company's receipt of the Holder's request for registration.

         4. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company will, at such time, promptly give each Holder written notice of such registration no less than forty-five (45) days prior to the proposed effective date of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company, the Company will, subject to the provisions of Section 8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

         5. Obligations of the Company. Whenever required under this Exhibit D to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general

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consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Exhibit D, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Exhibit D, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         6. Furnishing of Information.

                  (a) It will be a condition precedent to the obligations of the Company to take any action pursuant to this Exhibit D with respect to the Registrable Securities of any selling Holder that such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as will be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company will have no obligation with respect to any registration requested pursuant to Sections 2 and 3 if, due to the operation of subsection 5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2(a) and 3(a).

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         7. Expenses of Demand Registration. The Company shall bear all expenses other than Selling Holder Expenses (defined below) incurred in any Registration, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of the independent certified public accountants (including for any special audits) and of the Company's counsel.
Each Selling Holder shall bear his or her equitable share of any Selling Holder Expenses. "Seller Holder Expenses" shall consist of (i) Selling Holder's legal costs, (ii) any proportionate share of brokerage or underwriting fees, expenses or commissions and (iii) any other costs required to be paid by Selling Holders in order to comply with state securities laws and regulations.

         8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company will not be required under Section 4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company will be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as will mutually be agreed to by such selling shareholders) but in no event will (i) the amount of securities of the selling shareholder included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 2 or 3 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

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         9. Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to Section 4 as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit D.

         10. Indemnification. If any Registrable Securities are included in a registration statement under this Exhibit D:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, state securities laws or any rule or regulation promulgated under the Act, or the 1934 Act or state securities laws; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them (as incurred) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers and agents who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by

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any person intended to be indemnified pursuant to this subsection 10(b) (as incurred), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; provided, that, in no event will any indemnity under this subsection 10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party is inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party to this Agreement, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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                  (e) Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                  (f) The obligations of the Company and Holders under this
Section 10 will survive the completion of any offering of Registrable Securities in a registration statement under this Exhibit D, and otherwise.

         11. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Exhibit D may be assigned (but only with all related obligations) by a Holder to (i) transferee(s) or assignee(s) of such securities who, after such assignment or transfer, holds Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) with an aggregate Market Value of at least $1,000,000 or (ii) transferee(s) or assignee(s) of such securities who, after such assignment or transfer, holds all of the Registrable Securities of the transfering Holder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment will be effective only if immediately following such transfer the further disposition of such securities by

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the transferee(s) or assignee(s) is restricted under the Act. Notwithstanding the foregoing, the right to cause the Company to register Registrable Securities pursuant to this Exhibit D may be assigned by a Holder to any transferee permitted under that certain Amended and Restated Shareholders' Rights Agreement.

         13. Limitations on Subsequent Registration Rights.

                  (a) From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2(a) or within 120 days of the effective date of any registration effected pursuant to Section 2

                  (b) If the Company grants any person rights (i) to demand that the Company register securities of the Company under the 1933 Act or (ii) to have securities or the Company included in a Registration Statement, which are more favorable than these registration rights provisions in any regard (including, without limitation, those relating to the expenses to be borne by the Company), the rights granted herein shall be deemed to be amended to include such more favorable rights in addition to these set forth herein.

         14. "Market Stand-Off" Agreement. Each Shareholder hereby agrees that, during the period of duration specified by the Company and an underwriter of Series B Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Series B Common Stock included in such registration, not to exceed 180 days; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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         15. Termination of Registration Rights. No Holder will be entitled to exercise any right provided for in this Exhibit D after the later of (i) December 31, 2000 or (ii) two years after the date of a Qualified Public Offering, as defined in the Restated Certificate of Incorporation.

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